UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2023

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications of Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting (the “Annual Meeting”) of stockholders of Intelligent Bio Solutions Inc. (the “Company”) held on February 8, 2023, the stockholders of the Company approved an amendment (the “2019 Plan Amendment”) to the Company’s 2019 Long Term Incentive Plan (the “2019 Plan”).

The Amendment increased the aggregate number of shares available for issuance under the 2019 Plan by 1,000,000 shares (from 500,000 to 1,500,000 shares). The 2019 Plan and the Plan Amendment are described in further detail in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2023. A copy of the 2019 Plan, as amended and approved at the Annual Meeting, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this item by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting the stockholders of the Company approved an amendment to the Company’s Amended And Restated Articles Of Incorporation (the “Amendment”) to effect the reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-35 at any time within 12 months following the date of stockholder approval, with the exact ratio to be set within this range by the Company’s Board of Directors (the “Board”) at its sole discretion without further approval or authorization of our stockholders.

Pursuant to such authority granted by the Company’s stockholders, the Board approved a one-for-twenty reverse stock split (the “Reverse Stock Split”) of the Company’s common stock and the filing of the Amendment to effectuate the Reverse Stock Split. The Amendment was filed with the Secretary of State of the State of Delaware and the Reverse Stock Split became effective in accordance with the terms of the Amendment at 4:05 p.m. Eastern Time on February 9, 2023 (the “Effective Time”). The Amendment provides that, at the Effective Time, every 20 shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share, which will remain $0.01.

As a result of the Reverse Stock Split, the number of shares of common stock outstanding was reduced from approximately 18,325,289 shares as of February 8, 2023 to approximately 916,265 shares, and the number of authorized shares of common stock will remain at 100 million shares. As a result of the Reverse Stock Split, proportionate adjustments were made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all outstanding stock options, restricted stock unit awards and warrants, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock unit awards and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s 2019 Plan immediately prior to the Effective Time was reduced proportionately.

The number of shares of common stock issuable upon conversion of the Company’s convertible preferred stock, as well as any applicable conversion prices were also adjusted in proportion to the reverse split ratio of the Reverse Stock Split (subject to adjustment for fractional interests).

No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share will be entitled to the rounding up of the fractional share to the nearest whole number. The Reverse Stock Split was effective at 5:00 p.m., Eastern Time, on February 9, 2023, and the Company’s common stock is expected to begin trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market at the open of the markets on February 10, 2023. The trading symbol for the common stock will remain “INBS.” The Company’s post-Reverse Stock Split common stock has a new CUSIP number (CUSIP No. 36151G402), but the par value and other terms of the common stock are not affected by the Reverse Stock Split.

The summary of the of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The number of shares of common stock that voted on matters presented at the Annual Meeting was 8,684,348, representing approximately 47.39% of the 18,325,289 shares common stock outstanding as of the January 3, 2023, the record date for the Annual Meeting (the “Record Date”). The number of shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) that voted on the Reverse Stock Split (Proposal 3) and the adjournment proposal related to the Reverse Stock Split (Proposal 5) was 3,316,000,000, representing approximately 93.958% of the 3,529,240,000 total possible votes held by 176,462 shares Series D Preferred Stock outstanding as of the Record Date.

Each director nominee was elected and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting, as described below, was approved by the requisite vote of the Company’s stockholders. The final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below. Under the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designations”) (and as disclosed in the Proxy Statement for the Annual Meeting), shares of Series D Preferred Stock are voted in the same proportion as shares of common stock are voted (excluding any shares of common stock that are not voted), without further action of such holder thereof. The voting results set forth below reflect the initial vote of holders the Series D Preferred Stock and the automatically apportioned vote of the Series D Preferred, which occurs without further action of such holder thereof, used for determining voting results.

The proposals are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 4, 2023 (the “Proxy Statement”) and are incorporated herein by reference.

Proposal 1. The election of seven directors, each to serve until the next annual meeting of shareholders, or until each successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld
Stephen Boyages	5,119,926	236,745
Lawrence Fisher	5,118,842	237,829
Jonathan Hurd	4,979,673	376,998
Jason Isenberg	5,121,876	234,795
David Jenkins	5,121,676	234,995
George Margelis	5,119,676	236,995
Christopher Towers	5,120,642	236,029

Proposal 2. The ratification of the appointment of BDO Audit Pty Ltd as the Company’s independent registered public accounting firm for the year ending June 30, 2023.

For: 8,300,814	Against: 213,159	Abstain: 170,375

Proposal 3. The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-35, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders.

Common Stock:

For: 7,755,834	Against: 919,797	Abstain: 8,717

Series D Preferred Stock (Voted Direct For: 3,316,000,000)

Series D Preferred Stock Vote Apportioned to Mirror Common Stock:

For: 2,961,459,576	Against: 351,211,956	Abstain: 3,328,468

Total:

For: 2,969,215,410	Against: 352,131,753	Abstain: 3,337,185

Proposal 4. The approval of an increase in the number of shares of common stock authorized for issuance under the Company’s 2019 Long Term Incentive Plan by 1,000,000 shares.

For: 7,559,682	Against: 951,995	Abstain: 172,671

Proposal 5. The authorization of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 3.

Common Stock:

For: 7,536,815	Against: 1,066,677	Abstain: 80,856

Series D Preferred Stock (Voted Direct For: 3,316,000,000)

Series D Preferred Stock Vote Apportioned to Mirror Common Stock:

For: 2,877,830,154	Against: 407,296,084	Abstain: 30,873,762

Total:

For: 2,885,366,969	Against: 408,362,761	Abstain: 30,954,618

Proposal 6. The authorization of the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 4.

For: 7,452,803	Against: 1,004,661	Abstain: 226,884

For Proposal 1, the broker non-votes amounted to 3,327,677.

Item 8.01 Other Events.

On February 9, 2023, the Company issued a press release to announce that today it filed a certificate of amendment (the Amendment) to the Company’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of Delaware in order to effect a 1-for-20 reverse stock split of its common stock. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The table below sets forth the impact of the Reverse Stock Split on the Company’s net loss per common share - basic and diluted; weighted average common shares outstanding - basic and diluted; and shares issued and outstanding, for the years ended June 30, 2022, and June 30, 2021; the three months ended September 30, 2022 and 2021:

	PRE-SPLIT		POST-SPLIT
	12 Months Ended		12 Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net Loss	$(8,306,051)	$(7,037,286)	$(8,306,051)	$(7,037,286)

Shares Outstanding
Basic	14,665,263	10,414,886	733,263	520,744
Diluted	14,665,263	10,414,886	733,263	520,744

Loss per Share
Basic	$(0.57)	$(0.68)	$(11.33)	$(13.51)
Diluted	$(0.57)	$(0.68)	$(11.33)	$(13.51)

	PRE-SPLIT		POST-SPLIT
	3 Months Ended		3 Months Ended
	Sep 30, 2022	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Net Loss	$(1,208,293)	$(1,432,652)	$(1,208,293)	$(1,432,652)

Shares Outstanding
Basic	14,889,904	14,006,127	744,495	700,306
Diluted	14,889,904	14,006,127	744,495	700,306

Loss per Share
Basic	$(0.08)	$(0.10)	$(1.62)	$(2.05)
Diluted	$(0.08)	$(0.10)	$(1.62)	$(2.05)

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
10.1	Intelligent Bio Solutions Inc. 2019 Long Term Incentive Plan (as amended February 8, 2023)
99.1	Press Release, dated February 9, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2023
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer